Exhibit 10.187

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (this "Agreement") is hereby made as of December 9, 2014 by and between, BR Berry Hill Managing Member, LLC, a Delaware limited liability company ("Company"), Bluerock Growth Fund, LLC, a Delaware limited liability company ("BRGF"), BEMT Berry Hill, LLC, a Delaware limited liability Company ("BEMT Berry Hill") and Bluerock Special Opportunity + Income Fund, LLC, a Delaware limited liability company ("SOIF III", and collectively with BRGF and SOIF III, the "Members").

WITNESSETH

WHEREAS, the Members are parties to that certain Second Amended and Restated Limited Liability Company Agreement of the Company dated as of August 29, 2013 (the "Operating Agreement").

WHEREAS, BRGF owns a 35.194% membership interest (the "BRGF Membership Interest") in the Company;

WHEREAS, the Company owns a 82.50% membership interest in BR Stonehenge 23Hundred JV, LLC ("JV LLC");

WHEREAS, the Company now desires to redeem the BRGF Membership Interest in its entirety, and BRGF desires to have such membership interest redeemed, in exchange for a 29.0351% membership interest in JV LLC (the "JV LLC Interest").

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement (collectively, the "Parties") agree as follows:

1.          Redemption of BRGF Membership Interest. Upon the terms and subject to the conditions of this Agreement, effective as of the Effective Date, as defined below:

a.	BRGF hereby assigns, grants, sells, conveys, transfers and sets over all of the BRGF Membership Interest, to the Company, together with all rights, title, benefits and interest of BRGF in and to the BRGF Membership Interest effective as of December 9, 2014 (the "Effective Date"), all in accordance with the provisions set forth in this Agreement; and

b.	The Company hereby accepts such assignment, transfer, and conveyance of the BRGF Membership Interest and assumes those liabilities, obligations and responsibilities, if any, attributable to the BRGF Membership Interest that shall arise upon or after the Effective Date.

c.	The Company specifically agrees and acknowledges that (a) as of the date hereof, BRGF has no outstanding obligations as a member or manager of the Company (including, without limitation, obligations to fund any capital contributions under the Operating Agreement, and (b) from and after the date hereof, BRGF shall have no further obligations, financial or otherwise, as a member or manager of the Company (except as to third-party claims pursuant to Section 2(b) hereof).

d.	As consideration for the assignment, transfer, and conveyance of the BRGF Membership Interest by BRGF to the Company, the Company hereby assigns, grants, sells, conveys, transfers and sets over all of the JV LLC Interest, to BRGF, together with all rights, title, benefits and interest of the Company in and to the JV LLC Interest effective as of December 9, 2014 (the "Effective Date").

e.	BRGF hereby accepts such assignment, transfer, and conveyance of the JV LLC Interest and assumes those liabilities, obligations and responsibilities, if any, attributable to the JV LLC Interest that shall arise upon or after the Effective Date.

2.	Release and Indemnification.

a.	For value received, BRGF, for itself and for each and all of its Successors-in Interest (as defined in Section 2(e) below), forever releases the Company, and relinquishes any right, title or interest in and to the Company, any limited liability company interest, membership interest, percentage interest or other interest or right in respect of the Company, any right to any capital account, return of capital or other capital or investment with respect to the Company, any distributions of cash or property of whatsoever nature from the Company or otherwise related thereto, other property rights, and/or any other income, revenue, benefit or privilege of whatsoever nature from the Company or otherwise relating thereto; provided, however, the Company shall not be released from any obligations or liabilities to BRGF or its affiliates (i) pursuant to the certificate of formation of the Company or the Operating Agreement solely limited to the indemnification of a manager or member of the Company as to matters arising out of the Company's acts or omissions occurring prior to the Effective Date, or (ii) as provided under this Agreement.

b.	For value received, to the fullest extent permitted by law, the Company, for itself and for each and all of its Successors-in-Interest, hereby and forever releases and discharges BRGF and agrees to indemnify and hold harmless BRGF and each and all of its Successors-in-Interest from any and all claims, demands, liens, causes of action, suits, obligations, controversies, debts, costs, expenses, damages, judgments and orders of whatever kind or nature, at law, in equity or otherwise, whether known or unknown, suspected or unsuspected, which have existed, presently exist or may exist, relating to the Company or its activities, assets, liabilities, or any obligations that BRGF may have to the Company or the other members of the Company under the terms of the Operating Agreement; provided , however, BRGF shall not be released or indemnified from any and all claims, demands, liens, causes of action, suits, obligations, controversies, debts, costs, expenses, damages, judgments and orders of whatever kind or nature, at law, in equity or otherwise, whether known or unknown, suspected or unsuspected, that result from third party claims arising prior to the Effective Date (including, without limitation, any taxes due and owing to any taxing authority), which shall be governed and controlled exclusively by the Operating Agreement.

c.	Subject to the provisions of this Section 2, from and after the Effective Date, to the fullest extent permitted by law, BRGF shall defend, indemnify, protect, and hold harmless, the Company and each of the other members of the Company and their respective Successors-in-Interest, against and in respect of any and all losses, liabilities, damages, actions, suits, proceedings, claims, demands, orders, assessments., amounts paid in settlement, fines, costs or deficiencies, including without limitation, interest, penalties, and reasonable attorneys' fees and costs, including the cost of seeking to enforce this indemnity to the extent such enforcement is successful, caused by or resulting or arising from, or otherwise with respect to, (i) any failure to perform or comply in any material respect with BRGF's covenants or obligations contained in this Agreement or the BRGF SPE's covenants or obligations under the TIC Agreement, the Deed and the other conveyance documents executed in connection with the transfer of the TIC Interest, or (ii) a breach of any of the representations or warranties of BRGF contained in this Agreement, excluding any liabilities to the extent caused by the gross negligence or willful misconduct of the Company.

d.	Subject to the provisions of this Section 2 (including without limitation Section 2(c)), to the fullest extent permitted by law, from and after the Effective Date, the Company shall defend, indemnify, protect, and hold harmless BRGF and each and all of its Successors-in-Interest against and in respect of any and all losses, liabilities, damages, actions, suits, proceedings, claims, demands, orders, assessments, amounts paid in settlement, fines, costs or deficiencies, including without limitation, interest, penalties, and reasonable attorneys' fees and costs, including the cost of seeking to enforce this indemnity to the extent such enforcement is successful, caused by or resulting or arising from, or otherwise with respect to a breach of any of the representations or warranties of the Company contained in this Agreement, excluding any liabilities to the extent caused by the gross negligence or willful misconduct of BRGF.

e.	For purposes of this Agreement, the term "Successors-in-Interest" shall mean, with respect to a person, such person's present, past and future successors, assigns, affiliates, licensees, transferees, principals, agents, members, partners, associates, employees, representatives, attorneys, insurers, beneficiaries, legal representatives, decedents, dependents, heirs, executors or administrators.

3.	Tax Matters.

a.	The distributive share of the Company's income, gain, loss, and deduction with respect to the BRGF Membership Interest for the taxable year of the Company that includes the Effective Date shall be determined based upon an interim closing of the Company's books as of the close of business on the Effective Date.

b.	Except as otherwise prohibited by applicable law, the parties shall each file all required federal, state and local income tax returns and related returns and reports in a manner consistent with the foregoing provisions of this Section 4. In the event a party does not comply with the preceding sentence, the noncomplying party, to the fullest extent permitted by law, shall indemnify and hold the other parties and each and all of their Successors-in-Interest wholly and completely harmless from all cost, liability and damage that such other parties may incur (including, without limitation, incremental tax liabilities, legal fees, accounting fees and other expenses) to the extent that such costs, liabilities and damages exceed the amount of the same that such other parties would have incurred pursuant to the terms of the Operating Agreement as a consequence of such failure to comply.

4.	Representations and Warranties.

a.	BRGF hereby represents and warrants to the Company as follows: (a) BRGF is the sole owner of the BRGF Membership Interest; (b) the BRGF Membership Interest is free and clear of any and all liens, claims and encumbrances of any nature, (c) BRGF has full power and authority to transfer said BRGF Membership Interest and to perform its obligations under this Agreement and (d) this Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of BRGF, enforceable against BRGF in accordance with its terms.

b.	The Company represents and warrants to BRGF that the Company has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company is not required to obtain any consent that has not been obtained from any person or entity in connection with the execution and delivery of this Agreement, the consummation or performance of any of the transactions contemplated hereby, or the purchase of the BRGF Membership Interest.

5.          Consents and Waivers. Each party hereto hereby (a) consents in all capacities to and approves (i) the transfer of the Redeemed Interest described herein and the withdrawal and cessation of BRGF as a member of the Company, and (ii) each other action effected pursuant to this Agreement, and (b) waives in all capacities any and all rights such party may have as a result of such actions (i) to receive notice of assignment and transfer of the Redeemed Interests or any other action effected pursuant to this Agreement, (ii) to purchase the Redeemed Interests, (iii) to exercise any right of first refusal or other purchase right or option or buy-sell provision arising under or with respect to the Operating Agreement, or (iv) to claim that any action effected pursuant to this Agreement does not comply with the provisions of the Operating Agreement.

6.          Survival of Representations. The representations and warranties described in Section 6 shall survive for the two (2) year period following the Effective Date. All other warranties, representations, covenants and agreements shall survive for the period indicated, or if none, indefinitely.

7.          Costs and Expenses. The Company shall pay, and to the fullest extent permitted by law, shall indemnify and hold BRGF and each and all of its Successors-in-Interest harmless against, all reasonable out-of-pocket costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, legal fees. The foregoing is only intended to include costs and expenses in excess of the costs and expenses which reasonably would have been incurred by BRGF had this Agreement not been entered into. Such costs and expenses shall be payable after the closing of the transfers of the BRGF Membership Interest and the JV LLC Interest promptly upon receipt by the Company of a written statement from BRGF setting forth in reasonable detail the costs and expenses to be paid pursuant to this Section 7. Subject to the foregoing, each party shall pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement.

8.          Notices. Any notices or other communications required or permitted hereunder shall be given in writing by registered or certified mail, postage prepaid, and shall be addressed, in the case of BRGF: c/o Bluerock Real Estate, L.L.C, 712 Fifth Avenue, 9th Floor, New York, NY 10016; and in the case of the Company or any of the other Members: c/o Bluerock Real Estate, L.L.C, 712 Fifth Avenue, 9th Floor, New York, NY 10016. Any notice or other communication so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be delivered and given when received or refused.

9.          Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Successors-in-Interest, assigns, heirs, executors, administrators, members, managers, agents and representatives of the Parties hereto.

10.          Governing Law; Exclusive Venue; Waiver of Jury Trial.

a.	This Agreement and the transactions contemplated herein, and all disputes between the parties arising out of or related to this Agreement, the transactions contemplated herein or the facts and circumstances leading to its or their execution or performance, whether in contract, tort or otherwise, shall be governed by the laws of the State of Delaware, without reference to conflict of laws principles.

b.	The parties hereby agree not to elect a trial by jury of any issue triable of right by jury, and waive any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to this agreement or any claim, counterclaim or other action arising in connection herewith. This waiver of right to trial by jury is given knowingly and voluntarily by the parties, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Each party is hereby authorized to file a copy of this section in any proceeding as conclusive evidence of this waiver by each other party, as applicable.

c.	The parties hereby consent to the jurisdiction of any State or Federal court located within the State of New York, Borough of Manhattan or the State of Tennessee and irrevocably agree that all actions or proceedings arising out of or relating to this agreement shall be litigated in such courts. The parties accept for themselves and in connection with their properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waive any defense of forum non conveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to such venue as being an inconvenient forum.

11.         Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

12.         Entire Agreement; Amendment. This Agreement contains the entire understanding of the Parties and there are no representations, understandings, or agreements, oral or otherwise, except as stated herein. This Agreement amends the Operating Agreement with respect to the subject matter of this Agreement. References to "this Agreement" shall include all Exhibits attached hereto and made a part hereof. This Agreement may not be amended except in writing by all of the Parties hereto.

13.         Counterparts; Signature Pages. This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which taken together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart. Signatures transmitted by facsimile or e-mail, through scanned or electronically transmitted .pdf, .jpg or .tif files, shall have the same effect as the delivery of original signatures and shall be binding upon and enforceable against the Parties hereto as if such facsimile or scanned documents were an original executed counterpart. If the Parties exchange signatures by facsimile or electronic means, then the Parties agree to exchange the original signatures as soon thereafter as is reasonably practical.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Time.

BR BERRY HILL MANAGING MEMBER, LLC

By:	BEMT Berry Hill, LLC,
a Delaware limited liability company
Its:	Member

By:	Bluerock Residential Holdings, LP,
a Delaware limited partnership
Its:	Sole Member

By:	Bluerock Residential Growth REIT, Inc.
a Maryland corporation
Its:	General Partner

By:	/s/ Michael L. Konig
Michael L. Konig
Its:	Senior Vice President and Chief
Operating Officer

BLUEROCK GROWTH FUND, LLC

By:	BR Fund Manager, LLC,
a Delaware limited liability company
Its:	Manager

By:	/s/ Jordan Ruddy
Jordan Ruddy
Its:	Authorized Signatory

[Signature Page to BRGF Redemption Agreement]

BEMT BERRY HILL, LLC

By:	Bluerock Residential Holdings, LP,
a Delaware limited partnership
Its:	Sole Member

By:	Bluerock Residential Growth REIT, Inc.,
a Maryland corporation
Its:	General Partner

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Its:	Senior Vice President and Chief Operating Officer

BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND III, LLC

By:	BR SOIF III Manager, LLC,
a Delaware limited liability company
Its:	Manager

By:	/s/ Jordan B. Ruddy
Name:	Jordan B. Ruddy
Its:	President

[Signature Page to BRGF Redemption Agreement]